As filed with the Securities and Exchange Commission on April 25, 2008	Registration No. 333-140098

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4
TO THE
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIBERTY RENEWABLE FUELS LLC
(Exact name of registrant as specified in its charter)

Delaware	2860	20-5284919
State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number

1266 E. Washington Road, Ithaca, Michigan 48847
(989) 743-1042
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Skjaerlund, President
3508 E. M-21
Corunna, Michigan 48817
(989) 743-1042
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

David P. Valenti Jackson Walker L.L.P. 100 Congress, Suite 1100, Austin, Texas 78701 (512) 236-2000	Steven R. Jacobs Jackson Walker L.L.P. 112 East Pecan St., Suite 2400, San Antonio, Texas 78205 (210) 978-7700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

This post-effective amendment will become effective in accordance with the provisions of Section 8(c) of the Securities Act.

EXPLANATORY NOTE

This Post-Effective Amendment No. 4 on Form S-1 to a registration statement originally declared effective on June 7, 2007 and subsequently amendment by Post-Effective Amendment No. 1 filed on July 13, 2007, by Post-Effective Amendment No. 2 filed on July 18, 2007 and by Post-Effective Amendment No. 3 filed on July 31, 2007, is filed for the purpose of deregistering such of registrant’s membership interest units as were registered on the registration statement but were not sold under the registration statement. On April 18, 2008, registrant’s Board of Managers terminated the public offering of securities under the registration statement. No units have been sold under the registration statement and all units registered will be deregistered.

DEREGISTRATION OF SECURITIES

In accordance with the registrant’s undertaking set forth in the registration statement on Form S-1 (file no. 333-140098), effective as of the date and time that this Post-Effective Amendment No. 4 is declared effective, the registrant hereby deregisters such securities as were registered on the registration statement but were not sold under the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ithaca, state of Michigan on April 25, 2008.

LIBERTY RENEWABLE FUELS, LLC
By:	/s/ David M. Skjaerlund
David M. Skjaerlund, Manager (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ David M. Skjaerlund	/s/ Robert J. Guse
David M. Skjaerlund, Manager & President	Robert J. Guse, Manager

/s/ Scott W. Crumbaugh	/s/ Donald A. Haske*
Scott W. Crumbaugh, Manager, Treasurer & Chief Financial Officer	Donald A. Haske, Manager

/s/ Wilson C. Lauer	/s/ Samuel C. Hawkins
Wilson C. Lauer, Manager & Vice President	Samuel C. Hawkins, Manager

/s/ Matthew A. Dutcher	/s/ Dennis P. Heffron
Matthew A. Dutcher, Manager & Vice President	Dennis P. Heffron, Manager

/s/ Robert J. Kennedy	/s/ Eldridge L. Lawson
Robert J. Kennedy, Manager	Eldridge L. Lawson, Manager

/s/ Todd A. Brink*	/s/ Norman Mihills
Todd A. Brink, Manager	Norman Mihills, Manager

/s/ Ronald J. Brown*	/s/ Lloyd D. Miller
Ronald J. Brown, Manager	Lloyd D. Miller, Manager

/s/ Paul Early	/s/ Gail Peterson*
Paul Early, Manager	Gail Peterson, Manager

/s/ Scott D. Everett	/s/ Nick Totzke*
Scott D. Everett, Manager & Secretary	Nick Totzke, Manager

/s/ Clifford Vennix
Clifford Vennix, Manager
*By: /s/ David M. Skjaerlund
David M. Skjaerlund, Attorney-in-Fact